Exhibit 99.3
SEPARATION AGREEMENT AND RELEASE
     This Agreement sets forth the mutual agreement of Dell Inc., for itself and its subsidiaries (collectively, “Dell”), and Mark Jarvis (“Executive”) regarding Executive’s separation from employment with Dell. Executive and Dell agree that this Agreement is entered into as an amicable resolution of any and all matters arising between them.
1. Separation Date. Executive’s employment with Dell will end on January 23, 2009 (the “Separation Date”).
2. Consideration from Dell. If Executive signs this Agreement and does not revoke it, Dell will provide Executive with the following valuable consideration, which is in addition to any consideration to which Executive is entitled, apart from this Agreement:
(a)	Continued Employment and Compensation. Until the Separation Date, Dell will continue to employ Executive and pay Executive compensation in the same amount and on the same terms as Dell is currently paying Executive, and Executive will continue to enjoy all the benefits to which Executive is entitled as of the date of this Agreement (provided Executive continues to make related employee contributions if necessary under Dell’s policies for the enjoyment of such benefits), subject to applicable tax and other withholdings.

(b)	Severance. Executive will receive the below payments, less applicable taxes and withholdings, as severance. Such severance payments are in lieu of any other payments (incentive bonus payments, long term incentive payments) to which Executive may be entitled.
a.	Severance Pay. Within 15 business days of Dell’s receipt of this signed Agreement, Dell will pay Executive the amount of $625,000. Dell and Executive agree that this amount is designed to compensate Executive for the equivalent value of one year of additional base salary.

b.	Prorated Incentive Plan Payment. Within 15 business days of Dell’s receipt of this signed Agreement, Dell agrees to pay Executive the amount of $625,000. Dell and Executive agree that this amount is designed to compensate Executive for the equivalent value of Executive’s target incentive bonus payout for Fiscal Year 2009. Executive agrees that Executive is not eligible to receive any other incentive bonus payout for FY09 or FY10.
3. Treatment of Employee Benefits including Stock and Stock Options. Executive understands and agrees that balances or vested balances Executive has in any Dell benefit plan will be available to Executive consistent with applicable laws, regulations, and the administrative provisions of the various plan documents. Executive further understands that Executive will not receive any grants of stock, stock units, or options from Dell in the future and that any current stock options, stock units, or restricted stock will expire or be exercisable in accordance with the terms and provisions of the applicable equity agreements and the Dell Incentive Plan(s).

4. Complete Release. Executive hereby fully releases Dell and all of its owners, partners, shareholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, subsidiaries, joint ventures, and affiliates (and agents, directors, officers, employees, representatives, and attorneys of such subsidiaries and affiliates) (collectively, “Released Parties”), from any and all known or unknown claims or demands Executive may have against any of them. Executive expressly waives and opts out of all claims, whether asserted on an individual or class action basis, against any Released Party arising out of any contract, express or implied, and whether executory or not, any covenant of good faith and fair dealing, express or implied, any tort (whether intentional or negligent, including claims arising out of the negligence or gross negligence of any Released Party and claims of express or implied defamation by any Released Party), and any federal, state, or other governmental statute, regulation, or ordinance, including, without limitation, those relating to qui tam, employment discrimination, termination of employment, payment of wages or provision of benefits, Title VII of the Civil Rights Act of 1964 as amended, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act (“OWBPA”), the Worker Adjustment and Retraining Notification (“WARN”) Act, the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), and the Occupational Safety and Health Act. Executive represents that Executive has not assigned to any other person any of such claims and that Executive has the full right to grant this release. Notwithstanding any other provision herein, Dell and Executive agree that Executive is not waiving any claims that may arise in the future under the Age Discrimination in Employment Act, any claim for benefits under Dell’s health and welfare or retirement benefit plans, or any future claims based on Dell’s obligations and agreements set forth in this Agreement.
Executive acknowledges and understands that two alleged discrimination class action lawsuits have been filed against Dell and are currently pending in federal court in Texas. The captions of these cases are Hubley, et al. v. Dell, Inc., 1:08-cv-00804-JRN (W.D. Tex. Oct. 29, 2008) (the “Hubley action”); and Chapman, et al. v. Dell, Inc., CV-08-4945 (N.D. Cal. Oct. 29, 2008) (the “Chapman action”). The Chapman action has been transferred to Texas by court order. Executive acknowledges and understands that as an employee age 40 or older, Executive is a potential member of the alleged class in the Chapman action. No court has yet ruled on whether either case may proceed as a class action and Dell denies the allegations in both complaints. Executive understands that by signing this Agreement, Executive is releasing any and all claims Executive might have in either action. If Executive decides not to sign this Agreement, Dell will not retaliate against Executive.
5. Claims under California Law. Executive understands and agrees that the complete release in paragraph 4 above also includes claims made under the California Fair Employment and Housing Act and California Labor Code Section 970-972, etc. Executive expressly waives all the rights and benefits of Section 1542 of the California Civil Code, which section reads as follows:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

6. Non-Admission of Liability. Executive and Dell understand and agree that they are entering into this Agreement to, among other things, resolve any claims or differences that may exist between them. By entering into this Agreement, neither Executive nor Dell admits any liability or wrongdoing.
7. Company Documents, Information or Property. Executive agrees that, on or before the Separation Date, Executive will return to Dell any and all documents relating to Dell or its business operations (and any and all copies thereof, whether in paper form or electronic form), computer equipment, badges, credit cards and any other Dell property in Executive’s possession or control. Executive agrees that Executive will not take any such documents or property from the control or premises of Dell and that if, at any time after the Separation Date, Executive should come into possession of any such documents or property, Executive will return such documents or property to Dell immediately.
8. Employment and Other Agreements. Executive agrees that, except as otherwise provided in this Agreement, the provisions of Executive’s Dell Employment Agreement, any performance-based stock unit agreements, stock option agreements, restricted stock agreements, and confidentiality or non-competition agreements that Executive previously entered into with Dell, and that are intended to survive Executive’s termination, remain in full force and effect. Moreover, as a material inducement to Dell to enter into this Agreement, Executive reaffirms Executive’s intent to comply with Executive’s post-employment obligations to Dell under the foregoing agreements.
9. Confidentiality. Executive agrees that, except as may be required by law, court order, or to enforce this Agreement, Executive will keep the terms, amount and fact of this Agreement completely confidential. Notwithstanding the foregoing, Executive may disclose pertinent information concerning this Agreement to Executive’s attorneys, tax advisors and financial planners, and Executive’s spouse and other close family members, provided they have previously been informed of and have agreed to be bound by this confidentiality clause. Executive understands and agrees that a breach of this confidentiality clause by any of the above named individuals will be deemed a breach of this Agreement by Executive.
10. Non-disparagement. Executive agrees that, except as may be required by law or court order Executive will not, directly or indirectly, make any statement, oral or written, or perform any act or omission which is or could be detrimental in any material respect to the reputation or goodwill of Dell or any other Released Party. Executive understands that Executive’s compliance with a subpoena or other legally compulsive process or Executive’s participation as a witness in any lawsuit will not be a violation of this provision
11. Cooperation. Executive agrees that Executive will give Dell Executive’s full cooperation in connection with any claims, lawsuits, or proceedings that relate in any manner to Executive’s conduct or duties at Dell or that are based on facts about which Executive obtained personal knowledge while employed at Dell. In return, Dell agrees to reimburse Executive for direct and reasonable out of pocket expenses (including reasonable attorney’s fees) incurred with respect to rendering such cooperation.

12. Applicable Law and Venue. THIS AGREEMENT SHALL BE INTERPRETED IN ALL RESPECTS BY THE INTERNAL LAWS OF THE STATE OF TEXAS, AND THE VENUE FOR THE RESOLUTION OF ANY DISPUTES (LOCATION OF ANY LAWSUIT) SHALL BE SOLELY IN THE STATE AND FEDERAL COURTS OF WILLIAMSON COUNTY, TEXAS.
13. Severability. The fact that one or more paragraphs (or portion thereof) of this Agreement may be deemed invalid or unenforceable by any court shall not invalidate the remaining paragraphs or portions of such paragraphs of this Agreement.
14. Certain Acknowledgments. Executive acknowledges that Executive is signing this Agreement voluntarily with full knowledge of its contents. Executive is not relying on any promise or representation not specifically and explicitly made in this Agreement. This Agreement may not be amended or modified except by a written agreement signed by Executive and Dell’s Chief Executive Officer.
15. Consideration and Revocation Periods. Executive may take up to 21 days to consider this Agreement. Executive may use as much or as little of this period as Executive chooses before signing the Agreement. Executive is advised to consult with an attorney before signing this Agreement. If Executive accepts this Agreement, Executive must sign it and return it to Andrew Esparza on or before the expiration of the 21 day period and/or Dell’s withdrawal of the offer contained in the Agreement. By signing this Agreement, Executive acknowledges that Executive was afforded a period of at least 21 days from the date Dell’s proposal was presented to Executive in which to consider it. Executive understands that any changes that the parties agree to make to this Agreement after it has been presented to Executive, whether such changes are material or non-material, will not extend the amount of time Executive has to consider the agreement. In addition, Executive has a period of seven days within which to revoke this Agreement after signing it. To revoke this Agreement, Executive must provide written notification of revocation to Andrew Esparza within seven days from the date Executive signed it.
If the foregoing accurately sets forth your agreement with Dell, please signify by signing below and returning this Agreement to Andrew Esparza on or before the close of business on the 21st day after this Agreement was presented to you. If Dell has not received a signed copy of this Agreement by that time, the offer reflected in this Agreement will automatically terminate and expire without further notice from Dell.

Date:
Mark Jarvis
“Executive”